8-K December 4, 2017 Investor Update December 2017 Sunrise - Anaconda, MT

2 Forward Looking Statements Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s most recent Form 10-K and 10-Q along with other public filings with the SEC. NorthWestern Corporation dba: NorthWestern Energy Ticker: NWE Trading on the NYSE www.northwesternenergy.com Corporate Office 3010 West 69th Street Sioux Falls, SD 57108 (605) 978-2900 Investor Relations Officer Travis Meyer 605-978-2967 travis.meyer@northwestern.com Company Information

About NorthWestern 3 Montana Operations Electric 363,800 customers 24,450 miles – transmission & distribution lines 809 MW nameplate owned power generation Natural Gas 194,100 customers 7,250 miles of transmission and distribution pipeline 18 Bcf of gas storage capacity Own 61 Bcf of proven natural gas reserves Nebraska Operations Natural Gas 42,300 customers 787 miles of distribution pipeline South Dakota Operations Electric 63,200 customers 3,550 miles – transmission & distribution lines 440 MW nameplate owned power generation Natural Gas 46,200 customers 1,673 miles of transmission and distribution pipeline

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NWE - An Investment for the Long Term


Black Eagle dam

Pure Electric & Gas Utility

- 100% regulated electric & natural gas utility business with over 100 years of operating history
- Solid economic indicators in service territory
- Diverse electric supply portfolio ~54% hydro & wind

Solid Utility Foundation

- Residential electric & gas rates below national average
- Solid system reliability (EEI 2nd quartile)
- Low leaks per 100 miles of pipe (AGA 1st quartile)
- Solid JD Power Overall Customer Satisfaction scores

Strong Earnings & Cash Flow

- Consistent track record of earnings & dividend growth
- Strong cash flows aided by net operating loss carry-forwards anticipated to be available into 2021
- Strong balance sheet & investment grade credit ratings

Attractive Future Growth Prospects

- Disciplined maintenance capital investment program to ensure safety and reliability
- Significant investment in renewable resources (hydro & wind) will provide long-term energy supply pricing stability for the benefit of customers for many years to come
- Further opportunity for energy supply investment to meet significant capacity shortfalls

Financial Goals & Metrics

- Debt to total capitalization ratio of 50%-55% with liquidity of $100 million or greater
- Targeted 7%-10% total shareholder return (eps growth plus dividend yield)
- Targeted dividend payout ratio of 60%-70% (at the bottom of this range in 2017)

Best Practices Corporate Governance

NYSE Governance Services – Governance, Risk and Compliance Leadership Awards 2015 – Winner

2015 Utility Customer Champion – Residential – Cogent Reports

Forbes 2013 – America's Most Trustworthy Companies

Corporate Governance Awards 2014 – Corporate Secretary – Winner

corpedia – Ethics. Elevated.

A Diversified Electric and Gas Utility 5 NorthWestern’s ‘80/20’ rules: Approximately 80% Electric, 80% Residential and 80% Montana Nearly $3.5 billion of rate base investment to serve our customers Data as of 12/31/2016.

6 Highly Carbon-Free Supply Portfolio Based upon 2016 MWH’s of owned and long-term contracted resources. Approximately 54% of our total company owned and contracted supply is carbon-free. NorthWestern does not own all the renewable energy certificates (RECs) generated by contracted wind, and periodically sells its own RECs with proceeds benefiting retail customers. Accordingly, we cannot represent that 100% of carbon-free energy in the portfolio was delivered to our customers.

Strong Utility Foundation 7  Solid and improving JD Power Overall Customer Satisfaction Scores  Residential electric and natural gas rates below national average  Solid electric system reliability and low gas leaks per mile

Solid Economic Indicators 8 • Customer growth rates historically exceed National Averages. • Unemployment rates in all three of our states are meaningfully below National Average. Source: NorthWestern customer growth - 2008-2016 Forms 10-K Unemployment Rate: US Department of Labor via SNL Database 2/21/17 Electric: EEI Statistical Yearbook (published December 2015, table 7.2) Natural Gas: EIA.gov (Data table "Number of Natural Gas Consumers") Source: Company 10K’s, 2014/2015 EEI Statistical Yearbook and EIA.gov Black Eagle Power House

A History of Growth 9 2008-2016 CAGR’s: GAAP EPS: 8.5% - Non-GAAP EPS: 7.6% - Dividend: 5.3% See appendix for “Non-GAAP Financial Measures” $2.60 - $2.75 $3.10 - $3.30 $3. 0-$3.40 $3.30-$3.50

Track Record of Delivering Results 10 Return on Equity within 9.5% - 11.0% band over the last 6 years with average of 10.4% on GAAP earnings. See appendix for “Non-GAAP Financial Measures” Total Shareholder Return is better than our 13 peer average for the 10 year period but lags in the 1, 3 & 5 year periods. * Peer Group: ALE, AVA, BKH, EE, GXP, IDA, MGEE, OGE, OTTR, PNM, POR, VVC, WR

Investment for Our Customers’ Benefit 11 Over the past 8 years we have been reintegrating our Montana energy supply portfolio and making additional investments across our entire service territory to enhance system safety, reliability and capacity. We have made these enhancements with minimal impact to customers’ bills while maintaining bills lower than the US average. As a result we have also been able to deliver solid earnings growth for our investors. 2008-2016 CAGRs Estimated Rate Base: 14.8% GAAP Diluted EPS: 8.4% NWE typical electric bill: 2.2% NWE typical natural gas bill: (7.5%) US average electric bill: 1.7%* US average natural gas bill: (4.0%)**

Balance Sheet Strength and Liquidity 12 Solid credit ratings, liquidity in excess of $100 million target, and debt to cap within our targeted 50%-55% range. In early November 2017, we redeemed $250 million, 6.34% Montana First Mortgage Bonds (MFMB) due in 2019 with the issuance of $250 million of MFMB at a fixed rate of 4.03% maturing in 2047.

While maintenance capex and total dividend payments have continued to grow since 2011 (12.9% and 13.0% CAGR respectively), Cash Flow from Operations (CFO) has continued to outpace maintenance capex by approximately $30 million per year. 2016 CFO is less than 2015 largely due to $30.8M refund to customers related to FERC/DGGS ruling and $7.2M refund to customers for difference in SD Electric interim & final rates. With the addition of production tax credits from the Beethoven Wind project and continued flow-through tax benefits, we anticipate our effective tax rate rising only into the low-twenties by 2020. Additionally, we expect NOLs to be available into 2021 to reduce cash taxes. (See appendix for “Non-GAAP Financial Measures” relating to free cash flow and disclaimer on NOL’s) Strong Cash Flows 13

Experienced Leadership & Solid Corp. Governance 14 Board of Directors (left to right) Executive Management Team (left to right) Linda G. Sullivan – Independent Director since April 27, 2017 – Audit Committee Dana J. Dykhouse – Independent Director since January 30, 2009 – Human Resources (chair) and Audit Committees Britt E. Ide – Independent Director since April 27, 2017 – Governance & Innovation Committee Jan R. Horsfall – Independent Director since April 23, 2015 – Audit and Governance & Innovation Committees Anthony T. Clark – Independent Director since December 6, 2016 – Governance & Innovation Committee Robert C. Rowe - CEO & President – Director since August 13, 2008 Dr. E. Linn Draper Jr. -Chairman of the Board – Independent Director since November 1, 2004 Julia L. Johnson – Independent Director since November 1, 2004 – Governance & Innovation (chair) and Human Resources Committees Stephan P. Adik – Independent Director since November 1, 2004 – Audit (chair) and Human Resources Committees Patrick R. Corcoran – VP Gov’t & Regulatory Affairs – current position since 2002 Crystal D. Lail – VP & Controller – current position since 2015 Curtis T. Pohl – VP Distribution – current position since 2003 Bobbi L. Schroeppel – VP Customer Care, Communications & Human Resources – current position since 2002 Brian B. Bird – VP & CFO – current position since 2003 Heather H. Grahame – VP & General Counsel – current position since 2010 Robert C. Rowe - President & CEO – current position since 2008 John D. Hines – VP Supply – current position since 2011 Michael R. Cashell – VP Transmission – current position since 2011

Recent Significant Achievements 15 Strong year for safety in 2016 • Fewest OSHA recordable events of any year. • Best year for least lost time incidents. Record best customer satisfaction scores • Received our best Overall Customer Satisfaction scores in the JD Power residential utility survey in 2016. Corporate Governance Finalist • NorthWestern’s proxy statement has been recognized as a finalist by Corporate Secretary magazine for Best Small to Mid-Cap Proxy Statement for several years, including 2016 & 2017, and won the award in 2014. Recognized for Strong Dividend • In March 2016, NorthWestern was added to the NASDAQ US Broad Dividend AchieversTM Index, which aims to represent the country’s leading stocks by dividend yield in addition to Dow Jones US Dividend Select TM Index in 2015. Echo Lake Nordic Trail New Board Members • Anthony T. Clark, senior advisor at Wilkenson Barker Knauer LLP and former FERC commissioner and North Dakota Public Service Commissioner, joined in December 2016 • Britt E. Ide, president of Ide Energy & Strategy, joined in April 2017 • Linda G. Sullivan, exec. vice president and chief financial officer of American Water, joined in April 2017

Looking Forward 16 Montana Regulatory • Working toward successful implementation of new Power Cost and Credit Adjustment Mechanism (PCCAM) • Anticipate filing an electric rate case by September 2018 (based on a 2017 test year). Cost control efforts • Continue to monitor costs, including labor, benefits and property tax valuations to mitigate increases Continue to invest in our T&D infrastructure. • Transition from DSIP/TSIP to overall infrastructure capital investment plan • Natural gas pipeline investment (Integrity Verification Process and PHMSA1 Requirements) • Advanced Metering Infrastructure (AMI) investment Refining our Supply Plan in Montana • Continue to work with Montana Public Service Commission and other stakeholders to refine energy supply plan to resolve significant capacity deficit Continue to search for natural gas reserve acquisition opportunities • Acquisitions at a price that benefits both customers and shareholders 1. Pipeline & Hazardous Materials Safety Administration Much of our focus in the next year will be on the electric rate case in Montana and controlling our costs to benefit all stakeholders while continuing to invest in our core business to provide safe and reliable energy for our all of our customers.

Financing Activities 17 Long-Term Debt Refinancing • In October 2017, we priced $250 million principal, 4.03% - 30 year Montana First Mortgage Bonds • We closed the transaction in early November 2017. • Proceeds used to redeem existing $250 million – 6.34% Montana First Mortgage Bonds due in 2019 At-The-Market Equity Offering Program • Initiated in September 2017 • Proceeds to repay or refinance debt (including short-term debt), fund capital expenditures and other general corporate purposes • During the third quarter 2017 we sold 83,769 shares of common stock at an average price of $59.56 per share, for a total of approximately $5 million of proceeds. Big Sky Substation Expect annual interest expense savings of over $5 million net of make-whole amortization We anticipate issuing the remaining $95 million, from time to time, by the end of 2018.

Property Tax Tracker Rules Filing – In March 2017, the MPSC proposed new rules to establish minimum filing requirements for property tax trackers. • Current MT Property tax tracker rules allows recovery of 60 percent of the change in state and local taxes and fees. • In June 2017, the MPSC adopted new rules to establish minimum filing requirements with some of the rules appearing to be based on a narrow interpretation of the enabling statute and suggest that the MPSC will challenge the amount and allocation of these taxes to customers. We expect to submit our annual filing in December 2017, with resolution during the first quarter of 2018. Montana Natural Gas Rate Filing • In June 2017, we reached a settlement agreement with intervenors. In August 2017,the MPSC’s issued a final order accepting the settlement with modifications resulting in an annual revenue increase $5.1 million, ROE at 9.55% with ROR of 6.96% and including an annual reduction in production rates to reflect depletion until our next rate filing. Rates were effective September 1, 2017. • While the final order reflects an annual increase of approximately $5.1 million, we expect the increase in 2018 to be approximately $2.0 million due to the inclusion in 2017 of four months of increased rates and the step down of gas production rates to reflect depletion. 18 Regulatory & Legal Update FERC / DGGS – April 2014 order regarding cost allocation at DGGS between retail & wholesale customers • FERC denied our request for rehearing in May 2016 • Required us to make refunds in June 2016 of $27.3 million plus interest • We filed a petition for review with the US Circuit Court of Appeals for the District of Columbia Circuit in June 2016 and oral arguments were presented on December 1, 2017. • We do not expect a decision until the first quarter of 2018, at the earliest. Colstrip – In May 2016, the MPSC issued a final order disallowing recovery of certain costs included in the electric supply tracker related to a 2013 Unit 4 outage • An appeal has been filed in Montana district court regarding this disallowance. • We believe we are likely to receive an order from the court within the next 12 months.

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Power Cost & Credit Adjustment Mechanism

Background: In April 2017, the Montana legislature passed House Bill 193 (HB 193), repealing the statutory language that provided for mandatory recovery of our prudently incurred electric supply costs, effective July 1, 2017. The enacted legislation gives the MPSC discretion whether to approve an electric supply cost adjustment mechanism.

Procedural Timeline:

- Completed — May 2017: MPSC issued Notice of Commission Action (NCA) initiating process
- Completed — July 7, 2017: MPSC issued additional NCA addressing arguments in our motion to reconsider the original NCA. (July 7, 2017 – D2017.5.39).
- Completed — July 14, 2017: We proposed electric Power Cost and Credit Adjustment Mechanism (PCCAM) with the MPSC.
- Completed — Aug. 1, 2017: MPSC concluded work session declining to require NWE to submit additional filing.
- Completed — Sept. 20, 2017: MPSC established procedural schedule for PCCAM.
- Completed — Nov. 27, 2017: Final day for Intervenor testimony (per MCC requested extension from Nov. 13)
- Jan. 26, 2018: Final day for NWE to file rebuttal testimony (previously Jan. 12)
- Mar. 12, 2018: Hearing on PCCAM

In support of the passage of HB 193, A MPSC Commissioner testified before Senate requesting the bill should be passed "to subject NorthWestern to the exact same regulatory treatment as Montana Dakota Utilities." The proposed PCCAM, with the 90% / 10% risk sharing mechanism was designed to be responsive to the Commission's advocacy.

If the MPSC approves the PCCAM, we expect it will apply the mechanism to variable costs on a retroactive basis to the effective date of HB 193 (July 1, 2017)

PCCAM - as proposed by NorthWestern

Power Costs and Credits ($Millions)	Proposed	Illustrative			
	Baseline	Actual *	Difference	Sharing	Unrecoverable
Power Costs (Fuel, Purchased Power, Transmission, other)	$99.87	$105.00	$5.13		
Power Credits (Power Sales, PTCs, 20% FERC portion of DGGS)	(24.43)	(25.00)	(0.57)		
Category 1: Net Power Costs and Credits	**75.43**	**80.00**	**4.57**	**10%**	**0.46**
Power Costs (Qualified Facilities & Related purchases / sales offset)	55.35	56.00	0.65		
Mont. Public Service Commission / Mont. Consumer Counsel Taxes	0.65	0.65	-		
Category 2: Net Power Costs and Credits	**56.00**	**56.65**	**0.65**	**0%**	**-**
Demand Side Management Program Costs	5.88	6.00	0.12		
Administrative & General Costs (specific to supply activities)	0.38	0.40	0.02		
Category 3: Transitional Recovery Costs	**6.26**	**6.40**	**0.14**	**0%**	**-**
Total Annual Power Cost	**$137.69**	**$143.05**	**$5.36**		**$0.46**

** Illustrative costs used in this hypothetical example to demonstrate sharing mechanism as proposed in the Power Cost and Credit Adjustment Mechanism.*

20 Energy Supply Resource Contract Length Qualified Facilities (QF) Decision: Under the Public Utility Regulatory Policies Act (PURPA), electric utilities are required, with exceptions, to purchase energy and capacity from independent power producers that are Qualified Facilities (QF). • In July 2017, the MPSC issued a final order in the QF-1 docket that adopted generally lower rates and shortened the maximum contract length for new QFs to 10 years (with a rate adjustment after 5 years). The MPSC also ordered that any future resources, be subject to the same period, saying it “will not initially authorize NorthWestern rate revenue for more than ten years” and “at the end of the ten year period the Commission may provide for subsequent rate revenue based on a consideration of the value of the asset to customers and not necessarily based on the costs of the resource.” • We and other parties filed motions for reconsideration of this decision. The MPSC voted in October 2017 to revise the initial order extending the contract length to 15 years and to continue to apply the contract term to both QF contracts and our future electric supply resources. A final order on reconsideration was issued on November 24. • We have significant generation capacity deficits and negative reserve margins, and our 2016 resource plan identified price and reliability risks to our customers if we rely solely upon market purchases to address these capacity needs. In addition to our responsibility to meet peak demand, national reliability standards effective July 2016 require us to have even greater dispatchable generation capacity available and be capable of increasing or decreasing output to address the irregular nature of intermittent generation such as wind or solar. As a result of the MPSC’s July decision, we suspended a competitive solicitation process to determine the lowest-cost / least-risk approach for addressing capacity needs in Montana. A final determination regarding the competitive solicitation process is dependent upon further review of the MPSC’s November 24 order on reconsideration.

Critical Capacity Shortfall 21 The resource initiatives and actions developed in our 2015 Electricity Supply Resource Procurement Plan identify the critical future needs of our portfolio, including solutions to resolve our current negative planning reserve margin of 28%, which is projected to grow to 50% by 2035 without any additional owned or contracted resources added to our portfolio. As a result of a July 2017 decision by the MPSC regarding maximum contract length for all new generation, we suspended a competitive solicitation process to determine the lowest-cost / least-risk approach for addressing our intermittent capacity and reserve margin needs in Montana. Planning Reserve Margin

Capital Spending 22 Approximately $100 million of this capital spend is earmarked for Montana generation capacity and could be impacted by the recent 15 year contract limitations implemented by the MPSC. We suspended a competitive solicitation process for addressing capacity needs in Montana and a final determination regarding the process is dependent upon further review of the MPSC’s November 24 order on reconsideration. We anticipate funding the expenditures with a combination of cash flows, aided by NOLs now anticipated to be available into 2021, long-term debt and our current $100 million equity distribution program. If other opportunities arise that are not in the above projections, additional equity funding may be necessary.

2017 Earnings Guidance 23 NorthWestern reaffirms our updated 2017 earnings guidance range of $3.30 - $3.45 (originally $3.30 - $3.50) per diluted share and is based upon, but not limited to, the following major assumptions and expectations: • Normal weather in our electric and natural gas service territories; • A consolidated income tax rate of approximately 7% to 11% of pre-tax income; and • Diluted average shares outstanding of approximately 48.6 million. On November 1st, based upon our year-end forecast, we tightened our guidance range recognizing it was unlikely we would reach the top end of our original range. See appendix for additional disclosures regarding “Non-GAAP Financial Measures” $2.60 - $2.75 $3.10 - $3.30 $3.30-$3.45

Preliminary 2017 to 2018 Bridge Preliminary & Non-GAAP 2017 Midpoint → 2018 Midpoint Prior to ATM Equity Dilution: $3.37 → $3.54 = 5.0% Increase After anticipated ATM Equity Dilution: $3.37 → $3.43 = 1.8% Increase Dividend Growth $2.10 → $2.20 = 4.8% increase Continued investment in our system to serve our customers and communities is expected to provide a targeted 7-10% total return to our investors through a combination of earnings growth and dividend yield over the long-term. However in light of recent regulatory headwinds and reduced & delayed generation spending, we anticipate in the near- term to be at the lower end of the range. Assumptions included in Preliminary 2018 Guidance includes, but is not limited to, the following major assumptions: • Normal Weather in our service territories; • Recovery of Montana energy supply costs as proposed in our pending Power Cost and Credit Adjustment Mechanism; • A consolidated income tax rate of 8% - 12% of pre-tax income; and • Diluted average shares of approximately 50.3 million. 24

Conclusion 25 Best Practices Corporate Governance Pure Electric & Gas Utility Solid Utility Foundation Strong Earnings & Cash Flows Attractive Future Growth Prospects

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Summary Financial Results (Third Quarter) 27 (1) Gross Margin is a non-GAAP Measure. See appendix for additional disclosure. (1)

28 Gross Margin (Third Quarter) (dollars in millions) Three Months Ended September 30, 2017 2016 Variance Electric $ 183.5 $ 176.9 $ 6.6 3.7% Natural Gas 28.9 27.9 1.0 3.6% Gross Margin $ 212.4 $ 204.8 $ 7.6 3.7% Increase in gross margin due to the following factors: $ 5.1 Electric retail volumes 0.7 Montana natural gas and production rates 0.1 Natural gas retail volumes (0.3) Electric transmission 1.6 Other $ 7.2 Change in Gross Margin Impacting Net Income $ 1.0 Production tax credits flowed-through trackers 0.6 Operating expenses recovered in trackers (1.0) Property taxes recovered in trackers (0.2) Gas production gathering fees $ 0.4 Change in Gross Margin Offset Within Net Income $ 7.6 Increase in Gross Margin (1) Gross Margin is a non-GAAP Measure. See appendix for additional disclosure. (1)

Weather (Third Quarter) 29 Mean Temperature from Normal July-Sept. 2017 Favorable weather has contributed approximately $0.4 million pretax benefit for the quarter as compared to normal, and $1.8 million pretax benefit as compared to same period in the prior year.

Operating Expenses (Third Quarter) 30 Increase in operating expenses due mainly to the following factors: $1.9 million increase in OG&A $ 1.8 Employee benefits $ 0.6 Operating expenses recovered in trackers $ 0.4 Bad debt expense $ 0.3 Non-employee directors deferred compensation $ (0.6) Maintenance costs $ (0.2) Natural gas production gathering expense $ (0.4) Other $1.6 million decrease in property and other taxes due primarily to the inclusion in our 2016 results of an approximately $5.4 million increase to our annual property tax expense estimate, partly offset by plant additions and higher annual estimated 2017 Montana valuations. $1.7 million increase in depreciation and depletion expense primarily due to plant additions. (dollars in millions) Three Months Ended September 30, 2017 2016 Variance Operating, general & admin. $ 70.2 $ 68.3 $ 1.9 2.8% Property and other taxes 39.1 40.7 (1.6) (3.9%) Depreciation and depletion 41.5 39.8 1.7 4.3% Operating Expenses $ 150.8 $ 148.8 $ 2.0 1.3%

$2.1 million increase in interest expense was primarily due to lower interest expense in the third quarter of 2016 as a result of a benefit related to a debt refinancing transaction, which reduced interest expense. $0.9 million increase in other income due primarily to higher capitalization of allowance for funds used during construction (AFUDC) and a $0.3 million increase of deferred shares held in trust for non-employee directors deferred compensation (which is offset by a corresponding increase to operating, general and administrative expenses). $12.5 million increase in income tax expense due primarily to lower flow-through repairs deductions and higher pre-tax income in 2017. During the third quarter of 2016, we filed a tax accounting method change with the IRS related to costs to repair generation property. This resulted in an income tax benefit of approximately $15.5 million during the three months ended September 30, 2016, of which approximately $12.5 million was related to 2015 and prior tax years. (dollars in millions) Three Months Ended September 30, 2017 2016 Variance Operating Income $ 61.6 $ 56.1 $ 5.5 9.8% Interest Expense (23.1) (21.0) (2.1) (10.0%) Other Income / (Loss) 0.8 (0.1) 0.9 900.0% Income Before Taxes 39.2 34.9 4.3 12.3% Income Tax (Expense) / Benefit (2.8) 9.7 (12.5) (128.9%) Net Income $ 36.4 $ 44.6 $ (8.2) (18.4%) Operating to Net Income (Third Quarter) 31

Balance Sheet 32 Total company debt to capitalization in line with targeted range of 50% - 55%.

Cash Flow 33 The $42 million improvement in Cash provided by Operating Activities is largely attributed to refunds associated with the DGGS FERC ruling and the South Dakota electric rate case of approximately $30.8 million* and $7.2 million respectively, to customers during the first nine months of 2016. * $27.3 million of deferred revenues plus accrued interest of $3.5 million.

Income Tax Reconciliation (Third Quarter) 34 During the third quarter of 2016, we filed a tax accounting method change with the IRS related to costs to repair generation property. This resulted in an income tax benefit of approximately $15.5 million during the three months ended September 30, 2016, of which approximately $12.5 million was related to 2015 and prior tax years, and is reflected in the flow-through repairs deductions line above.

Adjusted Earnings (Third Quarter ‘17 vs ’16) 35 The non-GAAP measures presented in the table are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Summary Financial Results (YTD thru Qtr 3) 36 (1) Gross Margin is a non-GAAP Measure. See appendix for additional disclosure. (1)

Weather (YTD thru Qtr 3) 37 Year-to-date, favorable weather has contributed approximately $1.6 million pretax benefit as compared to normal, and $15.8 million pretax benefit as compared to same period in prior year.

Non-GAAP Adjusted Earnings (YTD ‘17 vs ’16) 38 The non- GAAP measures presented in the table are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

In order to meet our adjusted Non-GAAP full-year guidance, in the range of $3.30 to $3.45 per share, in 2017 we anticipate these improvements over Q4 2016: • Margin improvement more commensurate with Q1, aided by rate relief from Montana natural gas case. • Timing of expenses and appropriate cost controls resulting in flat-to-lower OG&A expense. The non-GAAP measures presented in the table to the left are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. Full Year Adjusted Non-GAAP Guidance 39

Montana Natural Gas Rate Filing 40 Montana PSC Docket D2016.9.68 Derivation of Rate Increase ($Millions) Revenue Request in Initial Application ..... $10.9 Property Tax (adjustment to actual) ….….. ($2.0) Income Tax correction and other misc. ..... 0.5 Rebuttal Revenue Request …………….. $9.4 1st Stipulation with MCC ROE Reduction (10.35% to 9.55%) ...... (2.6) Deprec. Reserve and other misc. …...... (0.2) 1st Stipulation Revenue Request …...... $6.6 2nd Stipulation with MCC / LCG A&G Concession ………………………. (0.8) 2nd Stipulation Revenue Request …...… $5.7 July 20, 2017 MPSC Work Session Remove A&G Concession ……………… 0.8 Accumulated depletion adjustment ……. (1.4) MPSC Settlement ………………..……..… $5.1* $5.1M 6.96% $430.2M 9.55% 4.47% * Parties did not object to MPSC’s work session final order.

NorthWestern Energy Profile 41

2016 System Statistics 42 Note: Statistics above are as of 12/31/2016 (1) Nebraska is a natural gas only jurisdiction (2) Dave Gates Generating Station (DGGS) in Montana is a 150 MW nameplate facility but consider it a 105 MW (60 MW FERC & 45MW MPSC jurisdictions) peaker (1) (2)

Our Commissioners 43

44 Colstrip Unit 4 / Sierra Club Litigation Background • On March 6, 2013, the Sierra Club and the Montana Environmental Information Center (MEIC) (both are plaintiffs) filed suit in the United States District Court for the District of Montana (court) against the six individual Owners of the Colstrip Generating Station (Colstrip) • Colstrip consists of four coal fired generating units – units 1 & 2 are older than units 3 & 4. • NWE has a 30% joint interest in unit 4 and a risk sharing agreement with Talen Montana regarding the operation of units 3 & 4, which each party receives 15% of the combined output and respective operating and construction costs. • Original suit was for alleged violations of the Clean Air Act and the Montana State Implementation Plan. Current Results • On July 12, 2016 the parties lodged a consent decree with the Court. • The Court entered the consent decree on September 6, 2016. • Decree provides the following • Dismisses all of the claims against all Colstrip units • Provides no shut down date for Units 3 & 4 • Provides that Units 1 & 2 must be shut down by July 1, 2022 (NWE has no ownership or role in Units 1 & 2 shut down) • Permits parties to petition the Court for costs and attorneys’ fees • The consent decree gave the Plaintiffs and Defendants the right to seek recovery of attorneys’ fees and costs from the other party by filing a motion with the Court by October 6, 2016. Each party filed such a motion on a timely basis. On January 30, 2017 the United States Magistrate Judge (Magistrate) issued his Findings and Recommendation on the competing fee applications. The Magistrate recommended the Defendants’ fee request be denied and the Plaintiffs’ fee request should be granted, but only to the extent of fifty percent of their request. The 50% reduction was due to the Plaintiffs’ limited success in the case, citing failure of Plaintiffs to obtain civil penalties and failure to achieve any relief as to Units 3 and 4. As a result, while the Plaintiffs had requested approximately $3.1 million in fees and costs, the Magistrate recommended that they recover approximately $1.6 million. Our share of this amount would be approximately $0.2 million. The parties had 14 days following issuance of the Magistrate’s Findings and Recommendation in which to object. Neither Plaintiffs or Defendants filed an objection. On February 15, 2017, the District Court adopted the Magistrate’s Findings and Recommendation, and dismissed the case.

DGGS Update – Denied Rehearing Request 45 Note: Please see Regulatory Matters footnote and Risk Factors section of our recent Form 10-K and Form 10-Q for additional disclosures.

Non-GAAP Financial Measures (1 of 2) 46 Disclaimer on Net Operating Net Operating Losses (NOL’s): The expected tax rate and the expected availability of NOLs are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. For discussion of some of the important factors that could cause these variations, please consult the “Risk Factors” section of the preliminary prospectus. Nothing in this presentation should be regarded as a representation by any person that these objectives will be achieved and the Company undertakes no duty to update its objectives.

Non-GAAP Financial Measures (2 of 2) 47 The data presented in this presentation includes financial information prepared in accordance with GAAP, as well as other Non- GAAP financial measures such as Gross Margin (Revenues less Cost of Sales), Free Cash Flows (Cash flows from operations less maintenance capex and dividends) and Net Debt (Total debt less capital leases), that are considered “Non-GAAP financial measures.” Generally, a Non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of Gross Margin, Free Cash Flows and Net Debt is intended to supplement investors’ understanding of our operating performance. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Net Debt is used by our company to determine whether we are properly levered to our Total Capitalization (Net Debt plus Equity). Our Gross Margin, Free Cash Flows and Net Debt measures may not be comparable to other companies’ similarly labeled measures. Furthermore, these measures are not intended to replace measures as determined in accordance with GAAP as an indicator of operating performance.

48